UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on a Current Report on Form 8-K filed by RH (“RH” or the “Company”) on June 16, 2021, Glenda Citragno resigned as Senior Vice President and Chief Accounting Officer of the Company having served with the Company since July, 2012.

In connection with Ms. Citragno’s decision to step down, the Board of Directors of RH has appointed Christina Hargarten as Interim Chief Accounting Officer and Principal Accounting Officer of the Company, effective September 2, 2021. Ms. Hargarten has worked for RH in a range of roles involving SEC reporting, and corporate and technical accounting since July, 2010.

Christina Hargarten, age 41, serves as our Interim Chief Accounting Officer and Principal Accounting Officer, and leads the technical accounting matters for the Company including SEC reporting, corporate accounting, equity and lease administration, and payroll. Ms. Hargarten joined RH in July of 2010. Ms. Hargarten has over 20 years of professional accounting and finance experience with prior roles with Thomas Weisel Partners and Starbucks Coffee Company. Ms. Hargarten worked as an auditor for the public accounting firm Deloitte & Touche and is a Certified Public Accountant. Ms. Hargarten holds a B.S. in Accounting from Loyola Marymount University, College of Business Administration.

No family relationship exists between Ms. Hargarten and any of RH’s directors or executive officers.

There are no related-party transactions in which Ms. Hargarten or any of her immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2021	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer